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                                                                 Exhibit 23.2

                        Consent of Independent Accountants

     We consent to the incorporation by reference in the registration statements of HPSC, Inc. on Form S-8 (File Nos. 33-60073, 33-60077, 33-10796 and 33-6075) of our report dated March 25, 1996, on our audits of the consolidated financial statements and financial statement schedule of HPSC, Inc. as of December 31, 1995 and for the two years then ended, which report is included in this Annual Report on Form 10-K.

                                                /s/ Coopers & Lybrand L.L.P.

                                                Coopers & Lybrand L.L.P.


Boston, Massachusetts
March 27, 1997